UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – March 31, 2009
(Date of earliest event reported)

MACE SECURITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22810	03-0311630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

240 Gibraltar Road, Suite 220, Horsham, Pennsylvania 19044
(Address of principal executive offices) (Zip Code)

(267) 317-4009
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Election of a Director.

                    1.  On March 31, 2009, the Board of Directors of the Mace Security International Inc., (the “Company”) appointed Richard A. Barone to fill a vacancy on the Board.  The vacancy was created on March 20, 2009 when the Board voted to expand the size of the Board from five to six directors.  Mr. Barone is 67 years old.  From January 2001 to the present, Mr. Barone has been Chairman of the Executive Committee for the Ancora Group of Companies.  The Ancora Group of Companies includes Ancora Advisors LLC, Ancora Capital Inc., Ancora Securities Inc, the Ancora Mutual Funds, and the Ancora Foundation.  Mr. Barone also oversees and manages a variety of investment strategies for the Ancora Group, selected clients and the Ancora Group’s Hedge Fund, Merlin Partners.  Ancora Securities, Inc. is registered as a broker/dealer with the Securities and Exchange Commission and the National Association of Securities Dealers. Ancora Advisors, LLC is registered as an investment advisor with the SEC under the Investment Advisors Act of 1940, as amended.  The Ancora Mutual Funds includes Ancora Income Fund, Ancora Equity Fund, Ancora Special Opportunity Fund, Ancora Homeland Security Fund and Ancora Bancshares. Mr. Barone is the controlling shareholder of Ancora Capital, controls 31% of Ancora Advisors, LLC, owns approximately 15% of Merlin Partners, and is Chairman of and has an ownership interest in the various Ancora Funds.  Mr. Barone directly owns 132,000 shares of the Company’s common stock and beneficially owns a further 1,360,000 shares of the Company’s common stock which is directly owned by Ancora Group.

                    2.  Mr. Barone was suggested as a director candidate by Lawndale Capital Management, LLC (“Lawndale”), a shareholder of the Company.  The Company is not aware of any arrangement between Mr. Barone and Lawndale in connection with Lawndale’s suggestion of Mr. Barone to the Company as a director candidate.

                    3.  It has not yet been determined on which committees of the Company’s Board of Directors Mr. Barone will serve.

                    4. The Board of Directors has determined that Mr. Barone qualifies as an “independent” director under the criteria of the NASDAQ Global Market and the Company’s Amended and Restated Bylaws.  Neither Mr. Barone nor any member of his immediate family has a direct or indirect material interest in any current or proposed transaction in which the Company was or is to be a participant, for which disclosure is required pursuant to Item 404(a) of Regulation S-K.

                    5.  There exists no plan, contract or arrangement to which Mr. Barone and the Company is a party or which has triggered due to Mr. Barone’s appointment as a director.  Mr. Barone has consented to be appointed to the Board of Directors.  Mr. Barone will receive the compensation for non-employee directors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Item 9.01     Financial Statements and Exhibits.

(d)       Exhibits.  The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press Release Dated April 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	April 2, 2009	Mace Security International, Inc.

		By:	/s/ Gregory M. Krzemien
Gregory M. Krzemien
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Dated April 2, 2009.